CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 13 to Registration Statement No. 333-1663 on Form N-1A of our report dated February 21, 2006, relating to the financial statements and financial highlights of Merrill Lynch Global Value Fund, Inc. (the “Fund”) appearing in the Annual Report on Form N-CSR of the Fund for the year ended December 31, 2005, and to the reference to us under the heading “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

April 21, 2006